Exhibit 99.1
For Immediate Release
August 11, 2010
Crown Crafts, Inc. Reports Results for Fiscal 2011 First Quarter
•	Net Income Increases by 35% Over Previous Year’s First Quarter
•	Sales Impacted by Seasonal Weakness and a Delay of Orders
•	Company Reaffirms Earnings Guidance for Full-Year Fiscal 2011
•	Announces Declaration of Regular Quarterly Dividend
Gonzales, Louisiana — Crown Crafts, Inc. (the “Company”) (NASDAQ-CM: CRWS) today reported its operating results for the fiscal 2011 first quarter, which ended June 27, 2010. The Company also reaffirmed the earnings guidance provided on August 3, 2010 and announced the declaration of a regular quarterly dividend.
First-Quarter Results
Net income for the first quarter of fiscal 2011 was $726,000, or $0.08 per diluted share, on net sales of $17.2 million, compared with net income of $538,000, or $0.06 per diluted share, on net sales of $17.7 million for the first quarter of fiscal 2010.
“In light of historical seasonality trends and the still weak economy for sustained consumer spending in the first quarter of fiscal 2011, we are pleased with our continued earnings growth momentum,” said E. Randall Chestnut, Chairman, President and Chief Executive Officer of the Company. “Our top-line growth was impacted by the fact that the first quarter is traditionally among our weakest in a given fiscal year, and that a key customer delayed a $1.4 million order from June to July. We have already seen a typical rebound taking shape in the second quarter on strong July results, primarily driven by strengthening demand from a major customer, which has put us on target to reach our previous 2011 guidance for net sales.”
Second-Quarter Outlook and Full-Year Earnings Guidance
“We currently expect sales growth to progressively recover in the second quarter with the anticipated increase in seasonal demand, enhanced market penetration from our recent acquisitions and improved global market share,” Chestnut stated. “In line with our previous fiscal 2011 guidance, we also anticipate, before proxy costs, stronger Adjusted EBITDA (earnings before interest, taxes, depreciation, amortization, impairment charges related to an asset held for sale and costs associated with the recent proxy contest), cash flow and earnings growth in the second quarter and beyond.”
916 S. Burnside Avenue * PO Box 1028 * Gonzales, LA 70707-1028 * (225) 647-9100 * Fax (225) 647-9104

Chestnut cited the Company’s August 3, 2010 announcement that it expects net income of $0.64 per diluted share, before proxy costs, for its fiscal year ending April 3, 2011, an increase of 23.1% over its net income of $0.52 per diluted share for the prior year. Net sales for fiscal 2011 are anticipated to reach $95.0 million, an increase of 10.3% over fiscal 2010, and Adjusted EBITDA is expected to be $11.8 million for fiscal 2011, or 12.4% of net sales, which would be a $1.3 million increase over 2010.
Declaration of Quarterly Cash Dividend
The Company also today announced that its Board of Directors, at its meeting on August 10, 2010, declared a regular quarterly cash dividend on the Company’s Series A common stock of $0.02 per share. The dividend will be paid on October 1, 2010 to stockholders of record at the close of business on September 10, 2010.
Conference Call
The Company will host a teleconference today at 1:00 p.m. Central Daylight Time to discuss the Company’s results and earnings guidance, during which interested individuals will be given the opportunity to ask appropriate questions. To join the teleconference, dial (877) 317-6789 and refer to conference number 327601. The teleconference can also be accessed in listen-only mode by visiting the Company’s website at www.crowncrafts.com. The financial information to be discussed during the teleconference may be accessed prior to the call on the investor relations portion of the Company’s website.
A telephone replay of the teleconference will be available one hour after the end of the call through 8:00 a.m. Central Daylight Time on August 19, 2010. To access the replay, dial (877) 344-7529 in the United States or (412) 317-0088 from international locations and refer to conference number 327601.
About Crown Crafts, Inc.
Crown Crafts, Inc. designs, markets and distributes infant, toddler and juvenile consumer products, including crib and toddler bedding; blankets; nursery accessories; room décor; burp cloths; bathing accessories; reusable and disposable bibs; and disposable placemats, floor mats, toilet seat covers and changing mats. The Company’s operating subsidiaries include Crown Crafts Infant Products, Inc. in California and Hamco, Inc. in Louisiana. Crown Crafts is America’s largest producer of infant bedding, bibs and bath items. The Company’s products include licensed and branded collections as well as exclusive private label programs for certain of its customers. The Company’s website is www.crowncrafts.com.

Forward-Looking Statements
The foregoing contains forward-looking statements within the meaning of the Securities Act of 1933, the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Such statements are based upon management’s current expectations, projections, estimates and assumptions. Words such as “expects,” “believes,” “anticipates” and variations of such words and similar expressions identify such forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties that may cause future results to differ materially from those suggested by the forward-looking statements. These risks include, among others, general economic conditions, including changes in interest rates, in the overall level of consumer spending and in the price of oil, cotton and other raw materials used in the Company’s products, changing competition, changes in the retail environment, the level and pricing of future orders from the Company’s customers, the extent to which the Company’s business is concentrated in a small number of customers, the Company’s dependence upon third-party suppliers, including some located in foreign countries, customer acceptance of both new designs and newly-introduced product lines, actions of competitors that may impact the Company’s business, disruptions to transportation systems or shipping lanes used by the Company or its suppliers, and the Company’s dependence upon licenses from third parties. Reference is also made to the Company’s periodic filings with the Securities and Exchange Commission for additional factors that may impact the Company’s results of operations and financial condition. The Company does not undertake to update the forward-looking statements contained herein to conform to actual results or changes in our expectations, whether as a result of new information, future events or otherwise.
Contact:
Olivia Elliott
Vice President and Chief Financial Officer
225-647-9124
oelliott@crowncrafts.com
or
Investor Relations Department
(225) 647-9146
or
Halliburton Investor Relations
(972) 458-8000

CROWN CRAFTS, INC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
SELECTED FINANCIAL DATA
In thousands, except percentages and per share data
(Unaudited)

	Three Months Ended
	June 27, 2010	June 28, 2009
Net sales	$17,167	$17,735
Gross profit	4,291	3,975
Gross profit percentage	25.0%	22.4%
Income from operations	1,276	1,089
Income from continuing operations before income taxes	1,186	899
Income tax expense	455	340
Income from continuing operations after income taxes	731	559
Loss from discontinued operations — net of income taxes	(5)	(21)
Net income	726	538
Basic earnings per share	$0.08	$0.06
Diluted earnings per share	$0.08	$0.06
Weighted Average Shares Outstanding:
Basic	9,246	9,209
Diluted	9,349	9,379
CONSOLIDATED BALANCE SHEETS
SELECTED FINANCIAL DATA
In thousands

	June 27, 2010
	(Unaudited)	March 28, 2010
Cash and cash equivalents	$918	$75
Accounts receivable, net of allowances	13,142	18,021
Inventories	16,717	10,453
Total current assets	33,072	31,474
Intangible assets, net	8,876	7,357
Total assets	$44,539	$41,392

Current maturities of long-term debt	$1,988	$1,952
Total current liabilities	14,487	10,657
Long-term debt	1,849	3,238

Shareholders’ equity	28,203	27,497
Total liabilities and shareholders’ equity	$44,539	$41,392

CROWN CRAFTS, INC AND SUBSIDIARIES
NON-GAAP RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA
In thousands, except percentages
(Unaudited)

	53 Weeks
	Ending	52 Weeks
	April 3, 2011	Ended
	(Forecasted)	March 28, 2010
Net income	$6,125	$4,780
Interest expense	380	692
Interest income	—	(17)
Income tax expense on continuing operations	3,790	3,103
Income tax benefit on discontinued operations	(15)	(69)
Depreciation	300	286
Amortization	1,200	1,544
Impairment charge — asset held for sale	—	154

Adjusted EBITDA	$11,780	$10,473

Net Sales	$95,000	$86,066

Adjusted EBITDA as a percentage of net sales	12.4%	12.2%

In addition to the Company’s disclosure of its financial position and results of operations in conformity with accounting principles generally accepted in the United States of America (“GAAP”), the Company has also disclosed certain measures of its historical and expected results of operations which are not determined in accordance with GAAP. These non-GAAP financial measures consist primarily of Adjusted EBITDA, which excludes an impairment charge associated with an asset held for sale in fiscal year 2010 and the Company’s anticipated costs associated with its proxy contest in fiscal year 2011. Adjusted EBITDA is used by the Company internally to monitor the Company’s operating results and cash flow and to evaluate the performance of its businesses. The Company believes that its presentation of Adjusted EBITDA is useful in that it is an important indicator of the Company’s ability to generate cash sufficient to reduce debt, make strategic acquisitions and investments in capital expenditures, pay dividends and meet its working capital requirements and other obligations as they become due. The items excluded to calculate Adjusted EBITDA are significant components that should be considered in understanding and assessing the Company’s financial performance. The non-GAAP financial measures are presented as supplemental information and should be considered in addition to, and not as a substitute for, the Company’s GAAP financial measures, including its net income, cash flow provided by or used in operating, investing or financing activities, and other measures of the Company’s financial performance and liquidity. Because non-GAAP financial measures, by definition, are not determined in accordance with GAAP, companies calculate them in varying ways. Therefore, the non-GAAP financial measures presented by the Company may not be comparable to similarly titled measures of other companies.